UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2014

Monogram Residential Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36750	20-5383745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5800 Granite Parkway, Suite 1000

Plano, Texas

75024

(Address of principal executive offices)

(Zip Code)

(469) 250-5500

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                            Other Events.

Listing

Monogram Residential Trust, Inc. (the “Company”) announced today that it is authorized to list its common stock on the New York Stock Exchange (the “NYSE”). Trading will commence on November 21, 2014 under the ticker symbol “MORE.” The Company also announced that, in connection with the listing of its shares of common stock on the NYSE, members of the Company’s management team will ring The Opening Bell® at 9:30 a.m. EST on November 21, 2014 at the NYSE to celebrate the first day of trading in the Company’s shares of common stock on the NYSE. A copy of the press release announcing the listing, the ringing of the opening bell and the commencement of the Tender Offer (as described below) is included as Exhibit 99.1 to this Current Report on Form 8-K.

Tender Offer

The Company announced today that it has commenced a modified “Dutch auction” tender offer to purchase for cash up to $100,000,000 in value of shares of its common stock from its shareholders (the “Tender Offer”). Under the terms of the Tender Offer, the Company intends to select the lowest price, not greater than $9.25 nor less than $8.50 per share, net to the tendering stockholder in cash, less any applicable withholding taxes and without interest, which would enable the Company to purchase the maximum number of shares having an aggregate purchase price not exceeding $100,000,000. The Company intends to fund the purchase price for shares of common stock accepted for payment pursuant to the Tender Offer, and related fees and expenses, from available cash and/or borrowings under the Company’s existing credit facility. A copy of the press release announcing the listing, the ringing of the opening bell and the commencement of the Tender Offer is included as Exhibit 99.1 to this Current Report on Form 8-K.

Important Information

This Current Report on Form 8-K is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company. The full details of the Tender Offer, including complete instructions on how to tender shares, are included in the Offer to Purchase, the Letter of Transmittal and other related materials that the Company will distribute to shareholders and has filed with the Securities and Exchange Commission (the “SEC”). Shareholders may obtain free copies of the Offer to Purchase, the Letter of Transmittal and other related materials that the Company has filed with the SEC at the SEC’s website at http://www.sec.gov or by calling Georgeson Inc., the information agent for the Tender Offer, at (866) 432-2791 (toll free). Questions and requests for assistance by retail shareholders may be directed to Georgeson Inc. at (866) 432-2791 (toll free). Questions and requests for assistance by institutional shareholders may be directed to Morgan Stanley & Co. LLC, the Dealer Manager for the Tender Offer, at (855) 483-0952 (toll free). In addition, shareholders may obtain free copies of the Company’s filings with the SEC from the Company’s website at www.monogramres.com.

Item 9.01                                            Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit No.	Description
99.1	Press Release dated November 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONOGRAM RESIDENTIAL TRUST, INC.
(Registrant)

November 21, 2014	/s/ Daniel J. Rosenberg
Daniel J. Rosenberg
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 21, 2014